DocuSign Envelope ID: FAC9AAF4-6CC6-4A2D-A6CC-96680B333C45 Private & Confidential PERRIGO PHARMA INTERNATIONAL DAC The Sharp Building 10-12 Hogan Place Dublin 2 T (+353 1) 709 4000 F (+353 1) 709 4082 30 April 2024 Roberto Khoury Collado Dear Roberto, Perrigo Pharma International D.A.C (Perrigo) is pleased to offer you the position of Executive Vice President & President, Consumer Self-Care International (“CSCI”). Our employment offer is subject to the terms and conditions outlined below. 1. You are employed primarily as Executive Vice President & President CSCI reporting to Perrigo’s CEO. You will perform the duties appropriate to this position as instructed by Perrigo including any such additional or alternative duties as Perrigo shall reasonably assign to you from time to time. Your employment with Perrigo Pharma International D.A.C will commence on or around 20 May 2024. 2. Your normal hours of work will be from 9.00am to 5.30pm. Perrigo reserves the right to alter your normal working hours. You may be required to work such additional time as may be required to complete your responsibilities. Such additional time will be unpaid. 3. If your continued employment is subject to Perrigo holding a valid work permit/work visa for you, in the event that the work permit/work visa is withdrawn, your employment will terminate immediately and without notice. It is your responsibility to inform Perrigo if you require a work permit/work visa or any other permission to work in Ireland and if and when such permission has been withdrawn. 4. Your salary is €538,200 gross per annum, subject to deductions of tax, PRSI and any other deductions required by law or provided for under this agreement. Your salary is payable monthly in arrears by way of bank transfer into your nominated bank account. This method of payment may be changed at Perrigo’s discretion. A list of additional compensation and benefits are provided at Schedule 1, which can be found at the end of this document. 5. Perrigo reserves the right to require you to repay either by deduction from salary or any other method acceptable to Perrigo, any losses sustained through fraud or dishonesty on your part or any remuneration, expenses or any other payments which are overpaid to you whether made by mistake or otherwise. By signing this agreement, you hereby consent to any such deductions from sums due by Perrigo. 6. Subject to the production of satisfactory receipts and compliance with the Perrigo’s Expenses Policy, you will be reimbursed for all reasonable and genuine out of pocket expenses incurred by you in the carrying out of your duties. 7. Your normal place of work is at The Sharp Building, 10-12 Hogan Place, Dublin 2 but your duties may require travel to and work at other locations outside of Dublin and for other subsidiaries or associated companies of Perrigo, including overseas. Perrigo reserves the right to change the place of your employment and you will be given reasonable notice of any such change. Any change to your place of work will not give rise to an entitlement to a payment to you for disturbance. 8. Either you or Perrigo may terminate this contract by giving three (3) month’s notice in writing. Perrigo reserves the right to make a payment to you in lieu of any notice. In cases of misconduct, your employment may be terminated without notice. In the event of notice of termination being given by either party, Perrigo may request you not to attend for work or perform duties during the notice period. Nothing in this agreement shall prevent the giving of a lesser period of notice where both parties are in mutual agreement.

DocuSign Envelope ID: FAC9AAF4-6CC6-4A2D-A6CC-96680B333C45 9. Perrigo's leave year runs from 01 January to 31 December and annual leave must be taken within the year. You are entitled to twenty-two (22) days annual leave per annum calculated by reference to time worked on a pro rata basis, in addition to public holidays in accordance with the Organisation of Working Time Act 1997. Annual leave must be agreed in advance with Perrigo and must be taken at times convenient to it. Accrued but unused annual leave, up to a maximum of five (5) days, may be carried over to the following holiday year in exceptional circumstances and at the discretion of Perrigo and in any event, must be taken within six (6) months of the end of the year during which the leave was accrued. 10. You must notify your manager/supervisor of any unplanned absence no later than one (1) hour after scheduled start time on the first and any subsequent day of absence (whether through illness or otherwise). In the event that you are unable to contact your manager/supervisor you must notify your Department Administrator. A voicemail may not be acceptable. Where there is continuing absence, you must keep Perrigo fully informed of your expected return to work. A medical certificate must be produced in respect of any illness-related absence from the third day of illness, and at such additional intervals as may be required by Perrigo and at least on a weekly basis. Perrigo reserves the right to have you medically examined by the Company Doctor, or a Company-nominated Specialist, at any time during your employment and you agree to the release of a medical report following any such examination directly to Perrigo. Terms of Perrigo's sick pay scheme are detailed in the Sick Leave & Sick Pay Policy and further details are available from Human Resources. Perrigo may at its absolute discretion cease payments under the scheme where you fail to follow the absence notification procedures or fail to provide the required medical certification as outlined above or in circumstances where Perrigo believes your absence is not legitimate. 11. Perrigo reserves the right to lay you off from work or to reduce your working hours. You will receive as much notice as is reasonably possible prior to such lay-off or short-time. You will not be paid during a period of lay-off. You will be paid only in respect of hours actually worked during a period of short-time. 12. Perrigo has Grievance and Disciplinary Procedures which are applicable to all employees. For further information on Perrigo’s grievance and disciplinary policies please refer to the Grievance and Disciplinary Procedures enclosed with this agreement. Perrigo reserves the right to change, replace or withdraw its Grievance and Disciplinary Procedures at any time and you are required to comply with the policies and procedures in force from time to time. 13. Your attention is drawn to Perrigo's Safety Statement which is available for inspection and is located on the company premises. Please contact the Safety Department if a copy is required. You are required to comply with Perrigo’s health and safety practices and procedures and to use protective equipment and clothing where necessary. 14. It is a condition of your employment that you sign an Employee Proprietary Information and Invention Assignment Agreement when you commence employment and the provisions of the Employee Proprietary Information and Invention Assignment Agreement form part of your contract of employment. 15. You agree that Perrigo is permitted to hold personal information about you as part of its personnel and other business records and may use such information in the course of Perrigo’s business or that of any associated company. You agree that Perrigo may disclose such information to third parties in the event that such disclosure is, in Perrigo’s view, required for the proper conduct of Perrigo’s business or that

DocuSign Envelope ID: FAC9AAF4-6CC6-4A2D-A6CC-96680B333C45 of any associated company. It may also be necessary to share this information with potential or future employers, potential bidders and purchasers or in order to comply with any legal or regulatory obligations. Perrigo takes all reasonable steps as required by law to ensure the safety, privacy and integrity of your personal information. Perrigo may need to share personal data including sensitive personal data with other related entities which are based abroad. This may involve a transfer of data, including your personal sensitive data, to a country which may not have the same data protection laws as Ireland. By signing this agreement, you consent to Perrigo holding, processing, transferring or disclosing such personal data to include sensitive data. 16. During your employment you shall not at any time without the prior written consent of Perrigo either alone or jointly with any other person carry on or be either directly or indirectly employed, concerned or interested in any business, prospective business or undertaking other than that of Perrigo. If, with the consent of Perrigo, you accept any other appointment or employment you must keep Perrigo accurately informed of the amount of time you spend working under that appointment. 17. You shall not be entitled to receive or obtain directly or indirectly any discount, rebate or commission as a result of any sale or purchase of goods or services affected or other business transacted (whether or not by you) by or on behalf of Perrigo or any associated company and if you (or any person in which you are interested) obtain any discount, rebate or commission you shall account to Perrigo for the amount received by you (or due proportion of the amount received by the person having regard to the extent of its interest therein). 18. Perrigo reserves the right to search your property, person or vehicle while on or departing from Perrigo's premises. 19. All notes, records, lists of customers, supplier and employees, correspondence, computer and other disks or tapes, data listings, codes, keys and passwords, designs, drawings and other documents or material whatsoever (whether made or created by you or otherwise and in whatever medium or format) relating to the business of Perrigo or any associated company or any of its or their clients and any copies of same remain the property of Perrigo or any associated company or client, and should be handed over by you to Perrigo or any associated company or client on demand by Perrigo and in any event on termination of your employment. 20. Perrigo reserves the right to make changes of a minor, administrative, or non-fundamental nature to the terms and conditions of your employment from time to time. Wherever practicable, you will be given advance notice of any such change. 21. You hereby warrant that by virtue of entering into this agreement you will not be in breach of any express or implied terms of any Court order, contract or any other obligation legally binding upon you. 22. No failure or delay by Perrigo in exercising any remedy, right, power or privilege under or in relation to this agreement or at law shall operate as a waiver of the same nor shall any single or partial exercise of any remedy, right, power or privilege preclude any further exercise of the same or the exercise of any other remedy, right, power or privilege. 23. This agreement is governed by and shall be construed in accordance with Irish law and the parties to this agreement hereby submit to the exclusive jurisdiction of the Irish Courts.

DocuSign Envelope ID: FAC9AAF4-6CC6-4A2D-A6CC-96680B333C45 I accept and agree to be bound by the terms and conditions outlined in this agreement. SIGNED 01-May-2024 | 12:19 PDT Perrigo Pharma International D.A.C Dated: SIGNED: Roberto Khoury Collado Dated: 01-May-2024 | 9:24 PDT Robert Willis

DocuSign Envelope ID: FAC9AAF4-6CC6-4A2D-A6CC-96680B333C45 Schedule 1 Compensation and Benefits Annual Performance Bonus: Perrigo Pharma International D.A.C. embraces a pay-for-performance philosophy, as reflected in our Total Compensation program. Upon commencement of your employment with Perrigo you will participate in the discretionary Annual Incentive Plan (AIP) plan. AIP has an 75% target based on Corporate Operating Income, Revenue and individual performance. AIP is an annual bonus paid out at the end of the fiscal year. The bonus plan is operated at the sole discretion of Perrigo, may be varied by Perrigo from time to time or withdrawn and is subject to review on a regular basis. You will be eligible for a full year AIP target for 2024. Long-Term Incentive You are annually eligible to receive equity through Perrigo’s discretionary Long-Term Incentive (LTI) Plan. Perrigo grants equity using a combination of Performance-based Restricted Stock Units (PSUs) and Service-based Restricted Stock Units (RSUs). Starting in 2025, your annual target award is $1,300,000. Annual awards are discretionary and subject to approval by the board’s Talent & Compensation Committee. LTI awards are generally made following the start of the calendar/fiscal year in March. RSU’s vest at a three year ratable (1/3 per year) and PSUs vest on a three year cliff. The LTI plan is operated at the sole discretion of Perrigo, may be varied by Perrigo from time to time or withdrawn and is subject to review on a regular basis. 2024 One-Time RSU Equity Grant Upon commencement and within 45 days of joining an RSU grant with grant-date fair value of $425,000 subject to two-year ratable vesting with anticipated vesting in July 2025 and July 2026 (estimate based on May/June start date) 2024 Pro-Rata LTI Grant Upon commencement and within 45 days of joining, a mix of RSU and PSU grants with a grant-date fair value of $758,333 (estimate based on May/June start date) subject to three-year ratable vesting with anticipated vesting in July 2025, July 2026 and July 2027. Retirement: Perrigo operates a defined contribution pension scheme and also provides disability and life assurance benefits, details of which can be found in the Perrigo Company plc Defined Contribution Plan Explanatory Booklet. Health Insurance Allowance: Perrigo provides employees with a Health Insurance Allowance. This allowance is available for you to be used towards the cost of Health and/or Dental Insurance cover for you and your dependents calculated by reference to time worked on a pro rata basis. Further information on the Health Insurance Allowance or information on Perrigo’s VHI Group schemes is available from Human Resources. Car Allowance For the first year of employment, you will be issued the amount in a single lump sum of €25,000 to assist you in obtaining a vehicle in Ireland. Starting with your June 2025 payroll, you will receive a monthly car allowance equal to €2,000 subject to regular taxes.

DocuSign Envelope ID: FAC9AAF4-6CC6-4A2D-A6CC-96680B333C45 Assignment Benefits Relocation Support: consistent with the terms of the Perrigo International Relocation Policy • Home finding Support • Settling-in Services • Misc. Lump Sum Allowance of €7,500 net • Tax assistance on Relocation Expenses • U.S. Home sale benefits, Irish Home purchase or Rental assistance Additional Relocation Support • Allowance equal to 3 months rent or $20,000 to support overlap between US and Ireland or to be utized in support another aspect of relocation as you see fit. • Support in applying for Special Assignee Relef Programme (SARP) • Should you choose to buy a home within the first 18 months of your transfer, we will provide coverage associated with Buyer’s agent fees Ongoing Support • Annual Tax Return Preparation Support by KPMG for 2024 tax year • Starting in 2025, eligibility for Standard Executive Benefit of Financial/Tax Support of up to $9,000 taxable to offset cost of annual tax return preparation and financial advisory services. • Eligibility for annual company paid Executive Physical